Exhibit 23.2




INDEPENDENT AUDITORS' CONSENT




We consent to the incorporation by reference in this Registration Statement of ConAgra, Inc. on Form S-8 of our reports dated June 4, 1998 (June 28, 1998 as to the notes labeled "Subsequent Event"), appearing in the Annual Report on Form 11-K of GoodMark Foods Union Investment and Savings Plan, GoodMark Foods Investment and Savings Plan and GoodMark Foods Folcroft Union Investment and Savings Plan for the year ended December 31, 1997.





/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Raleigh, North Carolina
September 28, 1998



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